EXHIBIT 99.1

Issuer Direct Reports Second Quarter 2024 Results

RALEIGH, NC / Issuer Direct Corporation (NYSE American:ISDR) (the "Company"), a leading communications company, today reported its operating results for the three and six months ended June 30, 2024.

“In the second quarter, we were pleased to see a 10% sequential increase in total revenues, reaching $7.7 million. However, this was 20% lower on a year-over-year basis compared to Q2 2023, a quarter which included a few significant, one-time annual meeting projects as previously discussed. We experienced a rebound in our Communications business, which increased 9% from Q1 2024 and remained flat compared to the same quarter of 2023.  Finally, our focus on expense management has enabled us to lower costs by approximately $400,000 per quarter, which will be fully realized in the second half of the year and beyond,” said Brian R. Balbinie, Issuer Direct’s Chief Executive Officer.

Mr. Balbirnie continued, “we are excited to see volumes in our news distribution business come back in line with our expectations, resulting in a 15% increase in volumes from our core news distribution customers compared to the prior quarter. This increase is attributable to both the acquisition of new customers and current customer activity during the quarter, something we believe will continue going forward.”

Second Quarter 2024 Highlights:

●	Revenue - Total revenue was $7,687,000, a 20% decrease from $9,651,000 in Q2 2023 and a 10% increase from $6,962,000 in Q1 2024. Communications revenue was flat with Q2 2023 and increased 9% from Q1 2024. The increase from Q1 2024 is primarily due to an increase in volume of our ACCESSWIRE news distribution brand, for which revenue increased 17% compared to the previous quarter. Communications revenue was 77% of total revenue for Q2 2024, compared to 62% for Q2 2023 and 78% for Q1 2024. Revenue from our Compliance business decreased 53% from Q2 2023, however, increased 16% from Q1 2024. The decrease in Compliance revenue is due to a decline in revenue from our print and proxy fulfillment services due to a few one-time, significant transactions which occurred during Q2 2023, however, did not occur in the current year. The increase in Compliance revenue as compared to Q1 2024 is due to seasonality of the print and proxy fulfillment business.

●	Gross Margin - Gross margin for Q2 2024 was $5,902,000, or 77% of revenue, compared to $7,315,000, or 76% of revenue, during Q2 2023 and $5,241,000, or 75%, in Q1 2024. Communications gross margin was 78%, compared to 76% in Q2 2023 and 75% in Q1 2024.

●	Operating Income - Operating income was $334,000 for Q2 2024, as compared to operating income of $1,747,000 during Q2 2023. The decrease in operating income was primarily due to the decrease in revenue and gross margin noted earlier, partially offset by a decrease in operating expenses.

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●	Net Income - On a GAAP basis, net income was $7,000, or $0.00 per diluted share during Q2 2024, compared to $1,363,000, or $0.36 per diluted share during Q2 2023.

●	Operating Cash Flows - Cash flows from operations for Q2 2024 were $(190,000) compared to $1,731,000 in Q2 2023. The decrease is primarily driven by the large projects that occurred in the prior year, as well as the timing of required payments .

●	Non-GAAP Measures – Q2 2024 EBITDA was $1,118,000, or 15% of revenue, compared to $2,862,000, or 30% of revenue, during Q2 2023. Adjusted EBITDA was $1,465,000, or 19% of revenue, for Q2 2024 compared to $3,019,000, or 31% of revenue, for Q2 2023. Non-GAAP net income for Q2 2024 was $847,000, or $0.22 per diluted share, compared to $2,028,000, or $0.53 per diluted share, during Q2 2023. Adjusted free-cash flow was $(292,000) for Q2 2024 compared to $1,772,000 for Q2 2023.

First Half 2024 Highlights:

●	Revenue - Total revenue was $14,649,000, a 20% decrease from $18,270,000 during the first half of 2023. Communications revenue decreased 9% from the first half of 2023. The decrease in Communications revenue is primarily related to a decrease in volume from our Newswire news distribution brand. Communications revenue was 78% of total revenue for the first half 2024 compared to 68% for the first half of 2023. Revenue from our Compliance business decreased 44% from the first half of 2023. The decrease in Compliance revenue is due to a decline in revenue from our print and proxy fulfillment services due to a few one-time, significant transactions which occurred during the six months ended June 30, 2023, however, did not occur in the current year. Additionally, we experienced a decrease in revenue from our transfer agent services due to a decrease in market activity and corporate actions and directives.

●	Gross Margin - Gross margin for the first half of 2024 was $11,143,000, or 76% of revenue, compared to $14,105,000, or 77% of revenue, during the first half of 2023. Communications gross margin was 77% for both the first half of 2024 and 2023.

●	Operating Income - Operating income was $282,000 for the first half of 2024, compared to operating income of $2,328,000 during the first half of 2023. The decrease in operating income was primarily due to the decrease in revenue and gross margin noted earlier, partially offset by a decrease in operating expenses.

●	Net (Loss) Income - On a GAAP basis, net loss was $(132,000), or $(0.03) per diluted share during the first half of 2024, compared to net income of $1,219,000, or $0.32 per diluted share during the first half 2023.

●	Operating Cash Flows - Cash flows from operations for the first half of 2024 were $796,000 compared to $2,003,000 during the first half of 2023.

●

Non-GAAP Measures – EBITDA for the first half of 2024 was $2,041,000, or 14% of revenue, compared to $3,644,000, or 20% of revenue, during the first half of 2023. Adjusted EBITDA was $2,216,000, or 15% of revenue, for the first half of 2024 compared to $4,907,000, or 27% of revenue, for the first half of 2023. Non-GAAP net income for the first half of 2024 was $1,168,000, or $0.31 per diluted share, compared to $3,299,000, or $0.87 per diluted share, during the first half of 2023. Adjusted free-cash flow was $491,000 for the first half of 2024 compared to $2,511,000 for the first half of 2023.

Key Performance Indicators:

●	As of June 30, 2024, we had 12,388 customers who had an active contract during the past twelve months, compared to 10,449 as of June 30, 2023. June 30, 2024 included 4,415 customers from Newswire compared to 3,399 customers as of June 30, 2023.

●	During the quarter, the Company had 1,032 active customers subscribing to our products, compared to 1,015 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,
	2024	2023
	Amount	Amount

Net income:	$7	$1,363
Adjustments:
Depreciation and amortization	770	736
Interest expense, net	294	281
Income tax expense	47	482
EBITDA	1,118	2,862
Acquisition and/or integration costs(1)	42	137
Other non-recurring expenses(2)	38	(334)
Stock-based compensation expense(3)	267	354
Adjusted EBITDA:	$1,465	$3,019

	Six Months Ended June 30,
	2024	2023
	Amount	Amount

Net (loss) income:	$(132)	$1,219
Adjustments:
Depreciation and amortization	1,540	1,472
Interest expense, net	570	519
Income tax expense	63	434
EBITDA	2,041	3,644
Acquisition and/or integration costs(1)	107	371
Other non-recurring expenses(2)	(132)	201
Stock-based compensation expense(3)	200	691
Adjusted EBITDA:	$2,216	$4,907

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses, incurred during the periods.
(2)

For the three and six months ended June 30, 2024, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $14,000 and $219,000, respectively, partially offset by one-time accounting fees, termination benefits and other non-recurring or unusual expenses of $52,000 and $87,000, respectively. For the three months ended June 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $379,000, partially offset by one-time,  non-recurring expenses of $45,000. For the six months ended June 30, 2023, this adjustment gives effect to $370,000 payment related to early extinguishment of our Seller Note and one-time non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $214,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended June 30,
	2024		2023
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$7	$0.00	$1,363	$0.36
Adjustments:
Amortization of intangible assets(1)	678	0.18	685	0.18
Stock-based compensation expense(2)	267	0.07	354	0.09
Other unusual items(3)	80	0.02	(197)	(0.05)
Discrete items impacting income tax expense	30	0.01	—	—
Tax impact of adjustments(4)	(215)	(0.06)	(177)	(0.05)
Non-GAAP net income:	$847	$0.22	$2,028	$0.53
Weighted average number of common shares outstanding – diluted	3,823		3,808

	Six Months Ended June 30,
	2024		2023
	Amount	Per diluted share	Amount	Per diluted share

Net (loss) income:	$(132)	$(0.03)	$1,219	$0.32
Adjustments:
Amortization of intangible assets(1)	1,363	0.36	1,370	0.36
Stock-based compensation expense(2)	200	0.05	691	0.18
Other unusual items(3)	(25)	(0.01)	572	0.15
Discrete items impacting income tax expense	85	0.02	—	—
Tax impact of adjustments(4)	(323)	(0.08)	(553)	(0.14)
Non-GAAP net income:	$1,168	$0.31	$3,299	$0.87
Weighted average number of common shares outstanding – diluted	3,821		3,809

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

(3)

For the three and six months ended June 30, 2024, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $14,000 and $219,000, respectively, partially offset by one-time accounting fees, termination benefits and other non-recurring or unusual expenses, including acquisition and integration expenses of $94,000 and $194,000, respectively. For the three months ended June 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $379,000, partially offset by one-time, non-recurring expenses, including acquisition and/or integration expenses of $182,000. For the six months ended June 30, 2023, this adjustment gives effect to one-time, non-recurring expenses, including acquisition and/or integration expenses of $371,000, $370,000 payment related to early extinguishment of our Seller Note and one-time non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $214,000.

(4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended June 30,
	2024	2023

Net cash (used in) provided by operating activities (US GAAP)	$(190)	$1,731
Payments for purchase of fixed assets and capitalized software	(155)	(163)
Free cash flow (Non-GAAP)	(345)	1,568
Cash paid for acquisition and/or integration related items (1)	—	204
Cash paid for other unusual items (2)	53	—
Adjusted free cash flow (Non-GAAP)	$(292)	$1,772

	Six Months Ended June 30,
	2024	2023

Net cash provided by operating activities (US GAAP)	$796	$2,003
Payments for purchase of fixed assets and capitalized software	(416)	(168)
Free cash flow (Non-GAAP)	380	1,835
Cash paid for acquisition and/or integration related items (1)	23	281
Cash paid for other unusual items (2)	88	395
Adjusted free cash flow (Non-GAAP)	$491	$2,511

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses, paid during the periods.
(2)

For the three and six months ended June 30, 2024, this adjustment gives effect to payments for one-time accounting fees, termination benefits and other non-recurring or unusual expenses. During the six months ended June 30, 2023, this adjustment is primarily related to a one-time payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 8, 2024
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0002 | 877-545-0320
Access Code:	135556
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/50909

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	50909
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals for over 18 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,020	$5,714
Accounts receivable (net of allowance for doubtful accounts of $1,156 and $1,119, respectively	4,686	4,368
Income tax receivable	202	232
Other current assets	1,331	1,190
Total current assets	10,239	11,504
Capitalized software (net of accumulated amortization of $3,524 and $3,424, respectively)	856	556
Fixed assets (net of accumulated depreciation of $841 and $765, respectively)	435	495
Right-of-use asset – leases	894	1,022
Other long-term assets	344	158
Goodwill	21,927	21,927
Intangible assets (net of accumulated amortization of $10,926 and $9,562, respectively)	28,126	29,490
Total assets	$62,821	$65,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,077	$1,308
Accrued expenses	1,983	1,919
Income taxes payable	23	11
Current portion of long-term debt	4,000	4,000
Deferred revenue	5,476	5,412
Total current liabilities	12,559	12,650
Long-term debt (net of debt discount of $78 and $87, respectively)	13,922	15,913
Deferred income tax liability	59	139
Lease liabilities – long-term	840	1,009
Other long-term liabilities	—	21
Total liabilities	27,380	29,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,831,711 and 3,815,212 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	23,731	23,531
Other accumulated comprehensive loss	(96)	(49)
Retained earnings	11,802	11,934
Total stockholders' equity	35,441	35,420
Total liabilities and stockholders’ equity	$62,821	$65,152

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenues	$7,687	$9,651	$14,649	$18,270
Cost of revenues	1,785	2,336	3,506	4,165
Gross profit	5,902	7,315	11,143	14,105
Operating costs and expenses:
General and administrative	2,164	2,274	3,983	4,606
Sales and marketing expenses	1,970	2,039	4,066	4,420
Product development	719	532	1,373	1,306
Depreciation and amortization	715	723	1,439	1,445
Total operating costs and expenses	5,568	5,568	10,861	11,777
Operating income	334	1,747	282	2,328
Interest expense, net	(294)	(281)	(570)	(519)
Other income (expense), net	14	379	219	(156)
Income (loss) before taxes	54	1,845	(69)	1,653
Income tax expense	47	482	63	434
Net income (loss)	$7	$1,363	$(132)	$1,219
Income (loss) per share – basic	$0.00	$0.36	$(0.03)	$0.32
Income (loss) per share – fully diluted	$0.00	$0.36	$(0.03)	$0.32
Weighted average number of common shares outstanding – basic	3,821	3,795	3,818	3,793
Weighted average number of common shares outstanding – fully diluted	3,823	3,808	3,821	3,809

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(132)	$1,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,540	1,472
Provision for credit losses	595	260
Deferred income taxes	(72)	(299)
Change in fair value of interest rate swaps	(219)	(214)
Stock-based compensation expense	200	691
Non-cash interest adjustment on note payable	8	4
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(928)	(1,587)
Decrease (increase) in other assets	52	(256)
Increase (decrease) in accounts payable	(230)	(89)
Increase (decrease) in accrued expenses	(110)	488
Increase (decrease) in deferred revenue	92	314
Net cash provided by operating activities	796	2,003

Cash flows from investing activities:
Capitalized software	(400)	(167)
Purchase of fixed assets	(16)	(11)
Purchase of acquired business, net of cash received	—	350
Net cash provided by (used in) investing activities	(416)	172

Cash flows from financing activities:
Payment of note payable	(2,000)	(22,000)
Issuance of secured promissory note	—	19,988
Payment for capitalized debt issuance costs	—	(88)
Net cash used in financing activities	(2,000)	(2,100)

Net change in cash and cash equivalents	(1,620)	75
Cash and cash equivalents – beginning	5,714	4,832
Currency translation adjustment	(74)	54
Cash and cash equivalents – ending	$4,020	$4,961

Supplemental disclosures:
Cash paid for income taxes	$101	$158
Cash paid for interest	$754	$887

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